Exhibit 99.1

News Release

Coca-Cola Consolidated Reports
First Quarter 2023 Results

■First quarter of 2023 net sales increased 12% versus the first quarter of 2022.

■Gross profit in the first quarter of 2023 was $624 million, an increase of 23% versus the first quarter of 2022. Gross margin in the first quarter of 2023 improved by 360 basis points(a) to 39.7%.

■Income from operations for the first quarter of 2023 was $206 million, up $75 million, or 57%, versus the first quarter of 2022.

Key Results

	First Quarter
(in millions)	2023	2022	Change
Standard physical case volume(1)	82.5	85.1	(3.1)%
Net sales	$1,571.6	$1,404.4	11.9%
Gross profit	$624.1	$507.6	23.0%
Gross margin	39.7%	36.1%
Income from operations	$206.1	$131.0	57.3%

Beverage Sales	First Quarter
(in millions)	2023	2022	Change
Sparkling bottle/can	$920.6	$775.6	18.7%
Still bottle/can	$509.6	$467.9	8.9%

(1)    A standard physical case is a volume metric used to standardize differing package configurations in order to measure delivered cases on an equivalent basis.

First Quarter 2023 Review

CHARLOTTE, May 3, 2023 – Coca‑Cola Consolidated, Inc. (NASDAQ: COKE) today reported operating results for the first quarter ended March 31, 2023.

“We are off to a very good start to 2023 with solid operating performance and strong financial results,” said J. Frank Harrison, III, Chairman and Chief Executive Officer. “Our revenue growth management and operating strategies continue to deliver impressive free cash flow results that provide us the ability to make consistent, targeted reinvestments in the business. These investments, which range from front-line teammate compensation to strategic supply chain projects, have been key to sustaining our business momentum and continuing to build on our success.”

Net sales increased 12% to $1.57 billion in the first quarter of 2023. The increase in net sales was driven primarily by price increases taken across our product portfolio during the second half of 2022 and the beginning of 2023. Consumer traffic patterns continue to change within our sales channels as more consumers return to pre-covid work and leisure routines. Total shopping trips to large stores have declined as meal occasions away from home continue to increase, resulting in increased consumer activity at convenience retail stores, restaurants and other on-premise locations where consumers typically consume our products immediately after purchase. Sales at club stores also benefited from consumers seeking value-oriented packages.

Standard physical case volume declined 3.1% in the first quarter of 2023, which included the impact of one less selling day compared to the first quarter of 2022. On a comparable(b) basis, standard physical case volume declined 2.0% with Sparkling category volume up 0.2% during the first quarter of 2023. Still category volume declined 7.9% on a comparable(b) basis as our sports drink brands cycled significant growth in the first quarter of 2022 and new competitors entered the category. We experienced strong sales momentum with other Still beverages such as smartwater, Gold Peak and fairlife products. Overall, our product portfolio continues to perform well versus historical price elasticities typically associated with higher pricing.

Gross profit in the first quarter of 2023 was $624.1 million, an increase of $116.5 million, or 23%, while gross margin improved 360 basis points to 39.7%. Adjusted(b) gross profit in the first quarter of 2023 was $624.9 million, which represented an increase of $124.8 million, or 25%. The improvement in gross profit resulted from stable volume on our Sparkling brands, higher prices for our products and a moderation of prices for certain commodities.

“We achieved extraordinary profit growth this quarter through solid volume performance of our Sparkling brands and strong gross margin expansion while managing through this high cost, inflationary environment,” said Dave Katz, President and Chief Operating Officer. “We are very encouraged by our success this quarter and we have a robust plan in place for the remainder of the year. We are actively investing with our retail partners as we approach the summer selling season aimed at supporting their overall commercial plans and driving consumer engagement in the category.”

“Pricing growth in the first quarter was above our expected annual rate and we expect the rate of increase to slow as we hurdle our 2022 price increases later this year,” Mr. Katz continued. “Similarly, we expect our operating expense growth to moderate this year as we cycle front-line teammate investments made throughout 2022.”

Selling, delivery and administrative (“SD&A”) expenses in the first quarter of 2023 increased $41.5 million, or 11%. SD&A expenses as a percentage of net sales decreased 20 basis points to 26.6% in the first quarter of 2023. On an adjusted(b) basis, SD&A expenses in the first quarter of 2023 increased $32.6 million, or 9%. The increase in SD&A expenses related primarily to an increase in labor costs, resulting from certain compensation and benefits adjustments made during 2022 in order to remain competitive in the current, highly competitive labor environment. In addition, broad inflationary increases across a number of SD&A categories pushed expenses higher during the quarter.

Income from operations in the first quarter of 2023 was $206.1 million, compared to $131.0 million in the first quarter of 2022, an increase of 57%. On an adjusted(b) basis, income from operations in the first quarter of 2023 increased 79% as compared to the first quarter of 2022.

Net income in the first quarter of 2023 was $118.1 million, compared to $93.4 million in the first quarter of 2022, an improvement of $24.7 million. First quarter net income was adversely impacted by routine, non-cash fair value adjustments to our acquisition related contingent consideration liability, driven by changes in the discount rate and future cash flow projections used to compute the fair value of the liability. Income tax expense for the first quarter of 2023 was $41.1 million, compared to $33.2 million in the first quarter of 2022, resulting in an effective income tax rate of approximately 26% for both periods.

Cash flows provided by operations for first quarter 2023 were $184.7 million, compared to $130.9 million for first quarter 2022. Cash flows from operations reflected our strong operating performance and the timing of certain working capital payments and receipts during the first quarter. In the first quarter of 2023, we invested $52.7 million in capital expenditures as we continue to optimize our supply chain and invest for future growth. In fiscal year 2023, we expect our capital expenditures to be between $250 million and $300 million.

(a) All comparisons are to the corresponding period in the prior year unless specified otherwise.
(b) The discussion of the operating results for the first quarter ended March 31, 2023 includes selected non-GAAP financial information, such as “comparable” and “adjusted” results. The schedules in this news release reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures.

CONTACTS:
Josh Gelinas (Media)	Scott Anthony (Investors)
Vice President, Communications	Executive Vice President & Chief Financial Officer
(704) 807-3703	(704) 557-4633
Josh.Gelinas@cokeconsolidated.com	Scott.Anthony@cokeconsolidated.com

About Coca-Cola Consolidated, Inc.
Coca‑Cola Consolidated is the largest Coca‑Cola bottler in the United States. Our Purpose is to honor God in all we do, to serve others, to pursue excellence and to grow profitably. For over 121 years, we have been deeply committed to the consumers, customers and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell and distribute beverages of The Coca‑Cola Company and other partner companies in more than 300 brands and flavors across 14 states and the District of Columbia, to approximately 60 million consumers.

Headquartered in Charlotte, N.C., Coca‑Cola Consolidated is traded on The Nasdaq Global Select Market under the symbol “COKE”. More information about the Company is available at www.cokeconsolidated.com. Follow Coca‑Cola Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties which we expect will or may occur in the future and may impact our business, financial condition and results of operations. The words “anticipate,” “believe,” “expect,” “intend,” “project,” “may,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These forward-looking statements reflect the Company’s best judgment based on current information, and, although we base these statements on circumstances that we believe to be reasonable when made, there can be no assurance that future events will not affect the accuracy of such forward-looking information. As such, the forward-looking statements are not guarantees of future performance, and actual results may vary materially from the projected results and expectations discussed in this news release. Factors that might cause the Company’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: increased costs (including due to inflation), disruption of supply or unavailability or shortages of raw materials, fuel and other supplies; the reliance on purchased finished products from external sources; changes in public and consumer perception and preferences, including concerns related to product safety and sustainability, artificial ingredients, brand reputation and obesity; the inability to attract and retain front-line employees in a tight labor market; changes in government regulations related to nonalcoholic beverages, including regulations related to obesity, public health, artificial ingredients and product safety and sustainability; decreases from historic levels of marketing funding support provided to us by The Coca‑Cola Company and other beverage companies; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of advertising, marketing and product innovation spending by The Coca‑Cola Company and other beverage companies, or advertising campaigns that are negatively perceived by the public; any failure of the several Coca‑Cola system governance entities of which we are a participant to function efficiently or on our best behalf and any failure or delay of ours to receive anticipated benefits from these governance entities; provisions in our beverage distribution and manufacturing agreements with The Coca‑Cola Company that could delay or prevent a change in control of us or a sale of our Coca‑Cola distribution or manufacturing businesses; the concentration of our capital stock ownership; our inability to meet requirements under our beverage distribution and manufacturing agreements; changes in the inputs used to calculate our acquisition related contingent consideration liability; technology failures or cyberattacks on our technology systems or our effective response to technology failures or cyberattacks on our customers’, suppliers’ or other third parties’ technology systems; unfavorable changes in the general economy; changes in our top customer relationships and marketing strategies; lower than expected net pricing of our products resulting from continued and increased customer and competitor consolidations and marketplace competition; the effect of changes in our level of debt, borrowing costs and credit ratings on our access to capital and credit markets, operating flexibility and ability to obtain additional financing to fund future needs; the failure to attract, train and retain qualified employees while controlling labor costs, and other labor issues; the failure to maintain productive relationships with our employees covered by collective bargaining agreements, including failing to renegotiate collective bargaining agreements; changes in accounting standards; our use of estimates and assumptions; changes in tax laws, disagreements with tax authorities or additional tax liabilities; changes in legal contingencies; natural disasters, changing weather patterns and unfavorable weather; climate change or legislative or regulatory responses to such change; and the impact of the COVID-19 pandemic, any variants of the virus and any other similar pandemic or public health situation. These and other factors are discussed in the Company’s regulatory filings with the United States Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them, except as may be required by applicable law.

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FINANCIAL STATEMENTS CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	First Quarter
(in thousands, except per share data)	2023	2022
Net sales	$1,571,642	$1,404,358
Cost of sales	947,536	896,782
Gross profit	624,106	507,576
Selling, delivery and administrative expenses	418,052	376,591
Income from operations	206,054	130,985
Interest expense, net	2,929	7,699
Other expense (income), net	43,923	(3,279)
Income before taxes	159,202	126,565
Income tax expense	41,075	33,175
Net income	$118,127	$93,390

Basic net income per share:
Common Stock	$12.60	$9.96
Weighted average number of Common Stock shares outstanding	8,369	7,357

Class B Common Stock	$12.60	$9.99
Weighted average number of Class B Common Stock shares outstanding	1,005	2,016

Diluted net income per share:
Common Stock	$12.57	$9.94
Weighted average number of Common Stock shares outstanding – assuming dilution	9,395	9,396

Class B Common Stock	$12.51	$9.96
Weighted average number of Class B Common Stock shares outstanding – assuming dilution	1,026	2,039

FINANCIAL STATEMENTS CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$289,781	$197,648
Trade accounts receivable, net	538,079	515,928
Other accounts receivable	100,166	90,417
Inventories	337,313	347,545
Prepaid expenses and other current assets	88,288	94,263
Total current assets	1,353,627	1,245,801
Property, plant and equipment, net	1,170,003	1,183,730
Right-of-use assets - operating leases	134,304	140,588
Leased property under financing leases, net	6,020	6,431
Other assets	125,312	115,892
Goodwill	165,903	165,903
Other identifiable intangible assets, net	844,526	851,200
Total assets	$3,799,695	$3,709,545

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under operating leases	$27,321	$27,635
Current portion of obligations under financing leases	2,347	2,303
Dividends payable	—	32,808
Accounts payable and accrued expenses	782,907	842,410
Total current liabilities	812,575	905,156
Deferred income taxes	191,204	150,222
Pension and postretirement benefit obligations and other liabilities	842,846	813,680
Noncurrent portion of obligations under operating leases	113,040	118,763
Noncurrent portion of obligations under financing leases	6,917	7,519
Long-term debt	598,860	598,817
Total liabilities	2,565,442	2,594,157

Equity:
Stockholders’ equity	1,234,253	1,115,388
Total liabilities and equity	$3,799,695	$3,709,545

FINANCIAL STATEMENTS CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	First Quarter
(in thousands)	2023	2022
Cash Flows from Operating Activities:
Net income	$118,127	$93,390
Depreciation expense, amortization of intangible assets and deferred proceeds, net	43,509	43,269
Fair value adjustment of acquisition related contingent consideration	41,654	(5,457)
Deferred income taxes	40,743	33,130
Change in current assets and current liabilities	(49,538)	(32,415)
Change in noncurrent assets and noncurrent liabilities	(12,436)	(1,724)
Other	2,635	688
Net cash provided by operating activities	$184,694	$130,881

Cash Flows from Investing Activities:
Additions to property, plant and equipment	$(52,700)	$(104,353)
Acquisition of distribution rights	—	(30,149)
Other	158	1,981
Net cash used in investing activities	$(52,542)	$(132,521)

Cash Flows from Financing Activities:
Cash dividends paid	$(32,808)	$(2,344)
Payments of acquisition related contingent consideration	(6,499)	(9,822)
Payments on financing lease obligations	(558)	(1,375)
Debt issuance fees	(154)	(48)
Net cash used in financing activities	$(40,019)	$(13,589)

Net increase (decrease) in cash during period	$92,133	$(15,229)
Cash at beginning of period	197,648	142,314
Cash at end of period	$289,781	$127,085

COMPARABLE AND NON-GAAP FINANCIAL MEASURES(c) The following tables reconcile reported results (GAAP) to comparable and adjusted results (non-GAAP):

Results for the first quarter of 2022 include one additional selling day compared to the first quarter of 2023. For comparison purposes, the estimated impact of the additional selling day in the first quarter of 2022 has been excluded from our comparable(b) volume results.

	First Quarter
(in millions)	2023	2022	Change
Standard physical case volume	82.5	85.1	(3.1)%
Volume related to extra day in fiscal period	—	(1.0)
Comparable standard physical case volume	82.5	84.1	(2.0)%

	First Quarter 2023
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income before taxes	Net income	Basic net income per share
Reported results (GAAP)	$624,106	$418,052	$206,054	$159,202	$118,127	$12.60
Fair value adjustment of acquisition related contingent consideration	—	—	—	41,654	31,361	3.35
Fair value adjustments for commodity derivative instruments	395	(2,690)	3,085	3,085	2,323	0.25
Supply chain optimization	349	—	349	349	263	0.03
Total reconciling items	744	(2,690)	3,434	45,088	33,947	3.63
Adjusted results (non-GAAP)	$624,850	$415,362	$209,488	$204,290	$152,074	$16.23

Adjusted % change vs. Q1 2022	24.9%	8.5%	78.6%

	First Quarter 2022
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income before taxes	Net income	Basic net income per share
Reported results (GAAP)	$507,576	$376,591	$130,985	$126,565	$93,390	$9.96
Fair value adjustment of acquisition related contingent consideration	—	—	—	(5,457)	(4,109)	(0.44)
Fair value adjustments for commodity derivative instruments	(7,494)	6,225	(13,719)	(13,719)	(10,330)	(1.10)
Supply chain optimization	5	(39)	44	44	33	—
Total reconciling items	(7,489)	6,186	(13,675)	(19,132)	(14,406)	(1.54)
Adjusted results (non-GAAP)	$500,087	$382,777	$117,310	$107,433	$78,984	$8.42

(c) The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of the financial statements with additional, meaningful financial information that should be considered, in addition to the measures reported in accordance with GAAP, when assessing the Company’s ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.